Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2018 Results

El Dorado, Arkansas, October 31, 2018 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2018.
Key Highlights:
• Net income was $45.0 million, or $1.38 per diluted share in Q3 2018 compared to net income of $67.9 million, or $1.90 per diluted share, in Q3 2017

• Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q3 2018 was 16.2 cpg compared to 20.5 cpg in Q3 2017

• Total retail gallons increased 3.5% to 1.1 billion gallons for the network during Q3 2018 and volumes on a same store sales ("SSS") basis improved 1.0% versus prior year quarter

• Merchandise contribution dollars grew 7.0% during the quarter to $104.5 million on average unit margins of 16.8%, a new quarterly record, versus 16.1% average unit margins in the prior year quarter

• Seven new stores opened and three raze-and-rebuild sites re-opened in the third quarter and construction is underway at 27 locations, including 15 raze-and-rebuild sites

• Effective income tax rate of 21.1% in Q3 2018, a 16.4% lower effective rate than Q3 2017 due to Federal tax reform favorably impacting 2018

"On the 5th anniversary of Murphy USA becoming a stand-alone public company, I couldn't be more impressed with how the business and our team have evolved over time, delivering and sustaining superior financial results through investments in organic growth, coupled with cost discipline, innovation and a commitment to operational excellence," said President and CEO Andrew Clyde. "Third quarter 2018 results were supported by both higher gallons and continued strong performance from our merchandising business versus prior year activity. While the fuels environment was dramatically different versus the year-ago period, the Company continued to showcase the benefits of improvement initiatives, as our fuel break-even requirement shrunk by 50 basis points year over year to just over a half penny per gallon, down from over 3 cents per gallon at spin." Clyde concluded, "While continuing to strengthen our competitive positioning, we remain committed to long-term shareholders through our disciplined, return-driven capital allocation strategy."

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2018	2017	2018	2017
Net income (loss) ($ Millions)	$45.0	$67.9	$136.1	$120.4
Earnings per share (diluted)	$1.38	$1.90	$4.11	$3.29
Adjusted EBITDA ($ Millions)	$105.2	$147.4	$262.9	$306.8

Net income, Adjusted EBITDA, and diluted EPS in Q3 2018 were below prior year levels due primarily to lower all-in fuel margins, partially offset by higher merchandise contribution and a lower effective income tax rate.

Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2018	2017	2018	2017
Total fuel contribution ($ Millions)	$172.7	$211.3	$467.5	$505.8
Total fuel contribution (including retail, PS&W and RINs) (cpg)	16.2	20.5	14.9	16.3
Total retail fuel contribution ($ Millions)	$151.4	$158.9	$375.5	$437.1
Retail fuel volume - chain (Million gal)	1,064.2	1,028.7	3,143.4	3,101.6
Retail fuel volume - per site (K gal SSS)	243.7	241.5	241.4	245.0
Retail fuel margin (cpg excl credit card fees)	14.2	15.5	11.9	14.1
PS&W including RINs contribution (cpg)	2.0	5.0	3.0	2.2

Total fuel contribution dollars decreased 18.3% in Q3 2018 due primarily to lower year-over-year retail and PS&W margins including RINs. Total retail fuel contribution decreased 4.7% during the quarter due primarily to a less favorable retail and PS&W margin environment, partially offset by a 3.5% increase in total retail gallons sold due to new store growth and same store volume improvement quarter-over-quarter.

Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2018	2017	2018	2017
Total merchandise contribution ($ Millions)	$104.5	$97.7	$298.3	$284.2
Total merchandise sales ($ Millions)	$623.7	$605.6	$1,807.5	$1,777.1
Total merchandise sales ($K SSS)	$144.7	$143.0	$140.0	$140.9
Merchandise unit margin (%)	16.8%	16.1%	16.5%	16.0%
Tobacco contribution ($K SSS)	$14.2	$13.3	$13.6	$13.2
Non-tobacco contribution ($K SSS)	$10.2	$9.8	$9.6	$9.4
Total merchandise contribution ($K SSS)	$24.4	$23.1	$23.2	$22.6

Total merchandise contribution increased 7.0% to $104.5 million in third quarter 2018, while average unit margins increased to 16.8% from 16.1%, a new quarterly record. On a SSS basis, total merchandise contribution dollars grew 5.5%, as our promotional activity continued to positively impact both tobacco and non-tobacco margins.

Other Areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2018	2017	2018	2017
Total station and other operating expense ($ Millions)	$139.7	$130.4	$401.9	$384.6
Station OPEX excluding credit card fees ($K APSM)	$21.6	$21.0	$20.8	$20.9
Total SG&A cost ($ Millions)	$32.6	$31.5	$102.3	$101.1

Total station and other operating expenses increased 7.1% for the current-year quarter, reflecting new store additions and higher payment fees due to higher retail fuel prices and merchandise sales. On a per store basis, operating expenses excluding payment fees increased 2.8% primarily due to higher repair and maintenance costs. Total SG&A costs increased by $1.1 million in the third quarter, primarily due to higher salaries and related employee benefits.

Station Openings
Murphy USA opened seven new retail locations in Q3 2018 and re-opened three raze-and-rebuilds, bringing the quarter end store count to 1,461, consisting of 1,160 Murphy USA sites and 301 Murphy Express sites. A total of 27 stores are currently under construction, which includes 15 kiosks undergoing raze-and-rebuild which will return to operation as 1200 sq. ft. stores. We expect to be at or near 1,474 stores by year end.

Financial Resources

	As of September 30,
Key Financial Metrics	2018	2017
Cash and cash equivalents ($ Millions)	$75.4	$169.0
Long-term debt ($ Millions)	$846.6	$865.0

Cash balances as of September 30, 2018 totaled $75.4 million. Long-term debt consisted of approximately $495 million in carrying value of 6% senior notes due in 2023, $296 million in carrying value of 5.625% senior notes due in 2027 and $77 million of term debt less $20 million of current maturities, which is reflected in current liabilities. The ABL facility remains undrawn with a borrowing capacity of $344 million as of September 30, 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial Metric	2018	2017	2018	2017
Average shares outstanding (diluted) (in thousands)	32,536	35,745	33,142	36,579

At September 30, 2018, the Company had common shares outstanding of 32,241,009. The effective tax rate for Q3 2018 was 21.1% due primarily to the lower Federal tax rate in effect for 2018.

* * * * *

Earnings Call Information
The Company will host a conference call on November 1, 2018 at 10:00 a.m. Central time to discuss third quarter 2018 results. The conference call number is 1 (844) 613-1037 and the conference number is 1728329. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2017 contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Sr. Director, Investor Relations christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2018	2017	2018	2017
Operating Revenues
Petroleum product sales (a)	$3,151.5	$2,580.9	$8,982.8	$7,550.9
Merchandise sales	623.7	605.6	1,807.5	1,777.1
Other operating revenues	12.8	49.8	70.9	119.0
Total operating revenues	3,788.0	3,236.3	10,861.2	9,447.0

Operating Expenses
Petroleum product cost of goods sold (a)	2,991.3	2,419.1	8,584.9	7,161.6
Merchandise cost of goods sold	519.2	507.9	1,509.2	1,492.9
Station and other operating expenses	139.7	130.4	401.9	384.6
Depreciation and amortization	34.2	29.0	99.0	83.5
Selling, general and administrative	32.6	31.5	102.3	101.1
Accretion of asset retirement obligations	0.5	0.4	1.5	1.3
Total operating expenses	3,717.5	3,118.3	10,698.8	9,225.0

Net settlement proceeds	—	—	50.4	—
Gain (loss) on sale of assets	(0.5)	—	(0.7)	(3.4)
Income (loss) from operations	70.0	118.0	212.1	218.6

Other income (expense)
Interest income	0.2	0.4	0.8	0.8
Interest expense	(13.2)	(12.7)	(39.6)	(33.8)
Other nonoperating income (expense)	—	3.0	0.1	3.2
Total other income (expense)	(13.0)	(9.3)	(38.7)	(29.8)
Income (loss) before income taxes	57.0	108.7	173.4	188.8
Income tax expense (benefit)	12.0	40.8	37.3	68.4
Net Income (Loss)	$45.0	$67.9	$136.1	$120.4

Basic and Diluted Earnings Per Common Share
Basic	$1.40	$1.92	$4.15	$3.32
Diluted	$1.38	$1.90	$4.11	$3.29
Weighted-average Common shares outstanding (in thousands):
Basic	32,213	35,423	32,815	36,253
Diluted	32,536	35,745	33,142	36,579
Supplemental information:
(a) Includes excise taxes of:	$464.1	$488.8	$1,364.8	$1,473.4

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per store month (in thousands) and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2018	2017	2018	2017

Operating Revenues
Petroleum product sales	$3,151.5	$2,580.9	$8,982.8	$7,550.9
Merchandise sales	623.7	605.6	1,807.5	1,777.1
Other operating revenues	12.8	49.8	70.4	118.8
Total operating revenues	3,788.0	3,236.3	10,860.7	9,446.8

Operating expenses
Petroleum products cost of goods sold	2,991.3	2,419.1	8,584.9	7,161.6
Merchandise cost of goods sold	519.2	507.9	1,509.2	1,492.9
Station and other operating expenses	139.7	130.4	401.9	384.6
Depreciation and amortization	31.5	27.4	92.4	78.7
Selling, general and administrative	32.6	31.5	102.3	101.1
Accretion of asset retirement obligations	0.5	0.4	1.5	1.3
Total operating expenses	3,714.8	3,116.7	10,692.2	9,220.2

Gain (loss) on sale of assets	(0.5)	—	(0.7)	(3.4)
Income from operations	72.7	119.6	167.8	223.2

Other income (expense)
Interest expense	—	(0.1)	—	(0.1)
Other nonoperating income (expense)	—	3.0	0.1	3.2
Total other income (expense)	—	2.9	0.1	3.1

Income (loss) from operations
before income taxes	72.7	122.5	167.9	226.3
Income tax expense	18.1	46.6	41.8	86.2
Income (loss) from operations	$54.6	$75.9	$126.1	$140.1

Total tobacco sales revenue per store month	$103.6	$104.4	$99.8	$103.5
Total non-tobacco sales revenue per store month	40.5	38.5	39.5	37.7
Total merchandise sales revenue per store month	$144.1	$142.9	$139.3	$141.2

Store count at end of period	1,461	1,423	1,461	1,423
Total store months during the period	4,327	4,237	12,974	12,588

Same store sales information (compared to APSM metrics)

	Variance from prior year period
	Three months ended		Nine months ended
	September 30, 2018		September 30, 2018
	SSS	APSM	SSS	APSM
Fuel gallons per month	1.0%	1.3%	(1.5)%	(1.7)%

Merchandise sales	1.2%	0.9%	(0.7)%	(1.3)%
Tobacco sales	0.3%	(0.8)%	(2.3)%	(3.5)%
Non tobacco sales	3.6%	5.2%	3.8%	4.8%

Merchandise margin	5.5%	4.8%	2.8%	1.8%
Tobacco margin	6.9%	5.1%	3.5%	1.5%
Non tobacco margin	3.7%	4.4%	1.7%	2.3%

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze and rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. New constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2017 for the sites being compared in the 2018 versus 2017 compared).

The Company adopted ASC Topic 606 as of January 1, 2018, using the modified retrospective method. The impact of the excise taxes collected and remitted to government authorities included in petroleum product sales that would have been recognized under previous revenue recognition guidance would have increased third quarter and nine months 2018 petroleum revenues and cost of goods sold by $51.7 million and $143.8 million, respectively.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$75.4	$170.0
Accounts receivable—trade, less allowance for doubtful accounts of $1.1 in 2018 and in 2017	231.2	225.2
Inventories, at lower of cost or market	215.1	182.5
Prepaid expenses and other current assets	19.6	36.5
Total current assets	541.3	614.2
Property, plant and equipment, at cost less accumulated depreciation and amortization of $944.4 in 2018 and $874.7 in 2017	1,741.9	1,679.5
Other assets	42.4	37.3
Total assets	$2,325.6	$2,331.0
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$21.2	$19.9
Trade accounts payable and accrued liabilities	519.6	513.4
Total current liabilities	540.8	533.3

Long-term debt, including capitalized lease obligations	846.6	860.9
Deferred income taxes	168.1	154.2
Asset retirement obligations	30.0	28.2
Deferred credits and other liabilities	11.2	16.0
Total liabilities	1,596.7	1,592.6
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2018 and 2017, respectively)	0.5	0.5
Treasury stock (14,526,155 and 12,675,630 shares held at
2018 and 2017, respectively)	(941.6)	(806.5)
Additional paid in capital (APIC)	539.4	549.9
Retained earnings	1,130.6	994.5
Total stockholders' equity	728.9	738.4
Total liabilities and stockholders' equity	$2,325.6	$2,331.0

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2018	2017	2018	2017
Operating Activities
Net income (loss)	$45.0	$67.9	$136.1	$120.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	34.2	29.0	99.0	83.5
Deferred and noncurrent income tax charges (credits)	2.5	4.4	13.9	17.4
Accretion of asset retirement obligations	0.5	0.4	1.5	1.3
Pretax (gains) losses from sale of assets	0.5	—	0.7	3.4
Net (increase) decrease in noncash operating working capital	(11.2)	26.4	(15.8)	(58.3)
Other operating activities - net	3.6	(2.2)	6.0	(1.4)
Net cash provided by (required by) operating activities	75.1	125.9	241.4	166.3
Investing Activities
Property additions	(60.7)	(67.3)	(163.0)	(201.5)
Proceeds from sale of assets	—	—	1.2	0.7
Other investing activities - net	(1.0)	(0.5)	(5.9)	(4.6)
Net cash provided by (required by) investing activities	(61.7)	(67.8)	(167.7)	(205.4)
Financing Activities
Purchase of treasury stock	—	(85.7)	(144.4)	(152.0)
Borrowings of debt	—	—	—	338.8
Repayments of debt	(5.3)	(0.3)	(15.9)	(126.2)
Debt issuance costs	—	(0.2)	—	(1.1)
Amounts related to share-based compensation	(4.6)	—	(8.0)	(5.2)
Net cash provided by (required by) financing activities	(9.9)	(86.2)	(168.3)	54.3
Net increase (decrease) in cash and cash equivalents	3.5	(28.1)	(94.6)	15.2
Cash and cash equivalents at beginning of period	71.9	197.1	170.0	153.8
Cash and cash equivalents at end of period	$75.4	$169.0	$75.4	$169.0

Reconciliation of Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$71.9	197.1	170.0	153.8
Restricted cash at beginning of period	—	—	—	—
Cash, cash equivalents, and restricted cash at beginning of period	$71.9	$197.1	$170.0	$153.8

Cash and cash equivalents at end of period	$75.4	169.0	$75.4	$169.0
Restricted cash at end of period	—	—	—	—
Cash, cash equivalents, and restricted cash at end of period	$75.4	$169.0	$75.4	$169.0

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2018	2017	2018	2017

Net income (loss)	$45.0	$67.9	$136.1	$120.4

Income tax expense (benefit)	12.0	40.8	37.3	68.4
Interest expense, net of interest income	13.0	12.3	38.8	33.0
Depreciation and amortization	34.2	29.0	99.0	83.5
EBITDA	$104.2	$150.0	$311.2	$305.3

Net settlement proceeds	—	—	(50.4)	—
Accretion of asset retirement obligations	0.5	0.4	1.5	1.3
(Gain) loss on sale of assets	0.5	—	0.7	3.4
Other nonoperating (income) expense	—	(3.0)	(0.1)	(3.2)
Adjusted EBITDA	$105.2	$147.4	$262.9	$306.8